Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0194180

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mauri J. Cowen

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, Texas 77056

(713) 300-0587

(Name, address and telephone number of agent for service)

NexPoint Real Estate Finance, Inc.

(Issuer with respect to the Securities)

Maryland	84-2178264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Senior Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3-15	Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of September 30, 2023 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, State of Texas on the 20th of December 2023.

By:	/s/ Mauri J. Cowen
Senior Vice President

Exhibit 7

(See Attached)

Umb Bank, National Association - FDIC Certificate Number: 8273	Submitted to CDR on 10/27/2023 at 12:54 PM

Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2023	FFIEC 031 Page 17 of 87 RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				RCFD	Amount
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)				0081	476,091	1.a.
b. Interest-bearing balances (2)				0071	3,526,076	1.b.
2. Securities
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)				JJ34	5,729,697	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)				1773	6,330,671	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)				JA22	10,245	2.c.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			RCON	B987	2,000	3.a.
b. Securities purchased under agreements to resell (5,6)			RCFD	B989	246,203	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):				RCFD
a. Loans and leases held for sale.				5369	2,824	4.a.
b. Loans and leases held for investment		B528	22,881,689			4.b.
c. LESS: Allowance for loan and lease losses (7)		3123	221,462			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)				B529	22,660,227	4.d.
5. Trading assets (from Schedule RC-D)				3545	15,584	5.
6. Premises and fixed assets (including capitalized leases)				2145	209,490	6.
7. Other real estate owned (from Schedule RC-M)				2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies				2130	0	8.
9. Direct and indirect investments in real estate ventures				3656	0	9.
10. Intangible assets (from Schedule RC-M)				2143	240,331	10.
11. Other assets (from Schedule RC-F) (6)				2160	1,741,160	11.
12. Total assets (sum of items 1 through 11)				2170	41,190,599	12.
Liabilities
13. Deposits:				RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)				2200	33,573,832	13.a.
(1) Noninterest-bearing (8)	RCON	6631	11,389,133			13.a.1
(2) Interest-bearing	RCON	6636	22,184,699			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs				RCFN
(from Schedule RC-E, Part II)				2200	0	13b.
(1) Noninterest-bearing	RCFN	6631	0			13.b.1
(2) Interest-bearing	RCFN	6636	0			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices (9)			RCON	B993	49,213	14.a.
b. Securities sold under agreements to repurchase (10)			RCFD	B995	1,708,389	14.b.
15. Trading liabilities (from Schedule RC-D)			RCFD	3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			RCFD	3190	2,300,000	16.

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]

Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

[4]

Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.

[5]	Includes all securities resale agreements, regardless of maturity.
[6]	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
[7]	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
[8]	Includes noninterest-bearing, demand, time, and savings deposits.
[9]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
[10]	Includes all securities repurchase agreements, regardless of maturity.

Reporting Period: September 30, 2023	October 27, 2023 12:57 PM

Umb Bank, National Association - FDIC Certificate Number: 8273	Submitted to CDR on 10/27/2023 at 12:54 PM

Schedule RC—Continued	FFIEC 031 Page 18 of 87 RC-2

Dollar Amounts in Thousands	RCFD	Amount
Liabilities - continued
17. and 18. Not applicable
19. Subordinated notes and debentures (1)	3200	0	19.
20. Other liabilities (from Schedule RC-G)	2930	721,112	20.
21. Total liabilities (sum of items 13 through 20)	2948	38,352,546	21.
22. Not applicable
Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	1,059,822	25.
26. a. Retained earnings	3632	2,556,135	26.a.
b. Accumulated other comprehensive income (2)	B530	(799,154)	26.b.
c. Other equity capital components (3)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c).	3210	2,838,053	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	2,838,053	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	41,190,599	29.

Memoranda

To be reported with the March Report of Condition.

1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2022

	RCFD	Number
	6724	NR	M.1.

1a =

An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b =

An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a =

An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b =

An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 =	This number is not to be used
4 =	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 =	Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)
6 =	Review of the bank's financial statements by external auditors
7 =	Compilation of the bank's financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

To be reported with the March Report of Condition.

2.	Bank's fiscal year-end date (report the date in MMDD format)	RCON	Date
		8678	NR	M.2.

[1]	Includes limited-life preferred stock and related surplus.
[2]

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

[3]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: September 30, 2023	October 27, 2023 12:57 PM